                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM SB-2
                              AMENDMENT NO. 1

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PINNACLE FUND I, INC.
              (Name of small business issuer in its charter)

UTAH                                                       47-0911370

------------------                                         ------------------
(State or jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                             Identification No.)

    1702 East 5600 South, Ogden, Utah 84403; Telephone (801) 479-4179
    -----------------------------------------------------------------
      (Address and telephone number of principal executive offices)

    1702 East 5600 South, Ogden, Utah 84403; Telephone (801) 479-4179
    -----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

      John Scott Clark, 1702 East 5600 South, Ogden, Utah 84403;
                      Telephone (801) 479-4179
      ----------------------------------------------------------
      (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.	|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.	|__|

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.	|__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box.  	|__|



                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
TITLE OF EACH                   PROPOSED         PROPOSED
CLASS OF                        MAXIMUM          MAXIMUM
SECURITIES                      OFFERING         AGGREGATE      AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER        OFFERING       REGISTRATION
REGISTERED     REGISTERED       NOTE             PRICE          FEE
-----------------------------------------------------------------------------
notes		   20,000 notes     $1,000.00        $20,000,000    $1,840.00
-----------------------------------------------------------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                   COPIES OF COMMUNICATIONS TO:
                       Gary R. Henrie Esq.
                     10616 Eagle Nest Street
                       Las Vegas, NV 89141
                         (702) 616-3093

The information contained in this document is subject to completion or amendment. A registration statement relating to the securities being sold has been filed with the Securities and Exchange Commission. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.



                           PROSPECTUS

                      PINNACLE FUND I, INC.
        $20,000,000 in Contract Receivable Asset-Backed Notes

                        ----------------
We are offering to sell asset backed notes, each in the face amount of $1,000, and in the total face amount of $20,000,000. The principal of each note will bear interest at the annual rate of 10%. Note principal and interest will be repaid on a monthly basis amortized over 36 months. The notes will not be traded on any market or securities exchange.



--------------------------------------------------------------------------
                                                           Proceeds before
                   Offering Price       Commissions           expenses
                   --------------       -----------        ---------------
Per Note             $1,000.00              $0                $1,000.00

Total              $20,000,000.00           $0              $20,000,000.00





The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk
Factors" on pages 5 through 7.



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We are offering the notes on a self-underwritten, best efforts basis with no minimum sales requirement and no escrow of proceeds.

The date of this prospectus is: _________________________

                        TABLE OF CONTENTS

                                                                       PAGE
Summary                                                                  3
Risk Factors                                                             5
Use of Proceeds                                                          8
Determination of Offering Price                                          8
Dilution                                                                 8
Plan of Distribution                                                     8
Legal Proceedings                                                       10
Directors, Executive Officers, Promoters and Control Persons            10
Security Ownership of Certain Beneficial Owners and Management          12
Interest of Named Experts and Counsel                                   12
Disclosure of Commission Position of Indemnification for Securities
    Act Liabilities                                                     13
Description of Business                                                 13
Certain Relationships and Related Transactions                          18
Market for Common Equity and Related Stockholder Matters                19
Executive Compensation                                                  19
Financial Statements                                                    20
Changes in and Disagreements with Accountants                           39
Available Information                                                   39

                             SUMMARY



Pinnacle Fund I, Inc., a Utah corporation (?Pinnacle Fund I?) will issue notes which are to be offered by this prospectus. The notes are backed by a pledge of the assets of Pinnacle Fund I, consisting of the right to receive certain payments from a pool of alarm monitoring and purchase agreements (?Contracts?). The Contracts are agreements with consumers who have purchased home alarm systems for the monitoring and maintenance of those systems. The Contracts are generated by a company entitled Pinnacle Security, Inc. who markets alarm systems. Pinnacle Fund I was created in part for the purpose of purchasing the right to receive payments on the Contracts from Pinnacle Security, Inc., thereby providing Pinnacle Security, Inc. with liquidity to expand its operations. Pinnacle Security, Inc. is a 50% owner of Pinnacle Fund I. Mr. Kelly Walker and Mr. Steve Zolman are officers and directors of both Pinnacle Fund I and Pinnacle Securities, Inc.





The Contracts are with consumers who have a credit score of 600 or above or meet other credit criteria demonstrating similar credit worthiness. All payments under the Contracts by alarm system owners will be collected by means of electronic funds transfers. There is no secondary trading market for the notes and we have no plans to develop a secondary trading market.




We have only recently formulated our business plan and commenced operations. We do not expect to generate significant revenues through any type of business operations. Investors will be dependent upon payments on the Contracts transferred to Pinnacle Fund I for payment of the notes and interest on those notes.

                      -----------------------------------

We were incorporated as a Utah corporation on February 10, 2003.
Our principal executive offices are located at 1702 East 5600
South, Ogden, Utah 84403.  Our telephone number is 801-479-4179.

The Offering

Securities Offered      20,000 notes of Pinnacle notes at $1,000
                        per note.

No Minimum Offering     Note purchase proceeds will not be placed
                        into escrow but will immediately be used to purchase the right to receive certain payments from the Contracts (the Contract
                        Payment Rights), which Contract Payment
                        Rights will be placed in the Pinnacle Fund I asset pool. There is no minimum amount of capital that must be raised in the offering.

Minimum Investment      Purchasers in the offering will be required
                        to purchase a minimum of one note.

Use of Proceeds         Net proceeds from the sale of the notes will
                        be used to pay Pinnacle Security, Inc. for the purchase of the right to receive certain payments from the Contracts.

Best Efforts Offering   The offering is being sold by our CEO on
                        a best efforts basis. Management may enter into an underwriting agreement for this offering at a later date.

This offering
will expire	            This offering will close whenever all of the
                        notes are sold, or 180 days after the
                        effective date of this prospectus, whichever is sooner. The directors have the discretion to extend the offering period for an additional 180 days if necessary.


Summary Financial Information

Balance Sheet Data:                                  February 10, 2003

Cash                                                     $     500
Total Assets                                             $   1,000
Liabilities                                              $   2,437
Total Stockholders Equity                               ($   1,437)

Income Statement Data:

Net Revenues                                             $       0

RISK FACTORS

An investment in our notes involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the Securities and Exchange Commission in the future before investing in our notes. If any of the following risks occur, you could lose all or part of your investment.

Geographic
concentrations of
Contracts may
adversely affect
the notes.                        Adverse economic conditions
                                  or other factors particularly
                                  affecting any state or region
                                  where a high concentration of
                                  Contracts is located could
                                  cause such Contracts to
                                  experience increased
                                  delinquency or loss.

The notes are
asset-backed debt
and Pinnacle Fund
I  has only
limited assets.                   The principal source for
                                  repayment of the notes are
                                  payments on the Contracts as
                                  supported by the
                                  responsibilities of Pinnacle
                                  Security, Inc. to replace
                                  Contracts in default and/or
                                  make the cash payments that
                                  are in default. Pinnacle Fund
                                  I does not have significant
                                  assets to support the payment
                                  of the notes other than the
                                  Contracts and payments from
                                  Pinnacle Security, Inc.


Ratings on the
notes do not
exist.                            There has been no rating of
                                  the notes by any rating
                                  service or third party.
                                  Accordingly, there is no
                                  outside verification of the
                                  value of  the notes from a
                                  commercial standpoint.
                                  Investors will depend
                                  Primarily on the
                                  creditworthiness of the
                                  obligors to the Contracts as
                                  the determining factor of the
                                  value of the notes as an
                                  investment.

If Pinnacle
Security, Inc.
breaches
representations
and warranties
relating to the
Contracts,
payments on your
notes may be

reduced. Pinnacle Security, Inc. makes representations and warranties relating to the validity and enforceability of the Contract Payment
                                  Rights that form the pool of
                                  assets securing the notes and
                                  provide the cash flow that
                                  makes the payments on the
                                  notes.  However, neither
                                  Pinnacle Fund I nor the
                                  Contracts collector will make
                                  any examination of the
                                  Contracts to determine the
                                  presence of defects,
                                  compliance with the
                                  representations and
                                  warranties or for any other
                                  purpose.

                                  If a representation or
                                  warranty relating to the
                                  Contract Payment Rights is
                                  violated, the related
                                  obligors may have defenses to

                                  the payments required under
                                  the Contracts.  If payments
                                  under the Contracts are then
                                  not made, Pinnacle Fund I may
                                  not have the necessary funds
                                  to pay the notes.

If Pinnacle
Security, Inc.
ceases to function
as a viable
business, you may
not receive
payments on your
notes.                            Pinnacle Security, Inc. is
                                  obligated under the Contract
                                  Payment Rights Transfer
                                  Agreement to transfer viable
                                  Contract Payment Rights to
                                  Pinnacle Fund I to replace
                                  defaulted Contracts or to pay
                                  cash into Pinnacle Fund I to
                                  replace cash payments that
                                  are not being made on
                                  defaulted Contracts.  If
                                  Pinnacle Security, Inc. does
                                  not have the financial
                                  ability to perform its
                                  responsibility under the
                                  Contract Payment Rights
                                  Transfer Agreement, it is
                                  likely that not all payments
                                  will be made on your notes
                                  and you will not receive the
                                  full value of your
                                  investment.



Changes to
consumer
protection laws
may impede
collection efforts
or reduce
collections which
may result in a
reduction in
payments on your
notes. Consumer payable obligations that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those Contracts.
                                  Federal and state consumer
                                  protection laws also regulate
                                  the collection of obligations
                                  for consumer purposes such as
                                  the Contracts.  Such laws
                                  include the Fair Credit
                                  Reporting Act, the Fair Debt
                                  Collection Practices Act,
                                  bankruptcy and debtor relief
                                  laws and the Uniform
                                  Commercial Code as adopted in
                                  the various states.  Changes
                                  or additions to those laws
                                  could make it more difficult
                                  for Pinnacle Fund I to
                                  collect payments on the
                                  Contracts, in which event the
                                  revenues which will be used
                                  to make payments on your
                                  notes may be in jeopardy.



There is no public
market for the
notes.  As a
result it is not
likely you would
be able to sell
your notes.                       Pinnacle Fund I does not have
                                  any plans to develop a public
                                  market for the notes.
                                  Therefore, it is unlikely a
                                  note holder will be able to
                                  sell his or her notes.  An
                                  investment in the notes is,
                                  therefore, illiquid and a
                                  note holder can only recoup
                                  an investment in the notes
                                  through the long term payout
                                  of the notes by Pinnacle Fund
                                  I.

If Pinnacle
Security, Inc.
does not perform
its
responsibilities
under the
Contracts, the
Contract obligor
will not be
required to pay
under the Contract
and Pinnacle Fund
I may not have
funding to make
payments on the
notes.                            Payments on the Contracts
                                  that will be collected by
                                  Pinnacle Fund I are
                                  principally for the ongoing
                                  monitoring of the alarm
                                  system sold with the
                                  Contract.  If Pinnacle Fund I
                                  or its assigns fails to
                                  provide the requisite
                                  monitoring and other
                                  responsibilities under the
                                  Contracts, payments to
                                  Pinnacle Fund I under the
                                  Contracts will cease and
                                  Pinnacle Fund I will have no
                                  cash flow to make payments on
                                  your notes.



Our  independent
auditor's  believe
there  is
substantial  doubt
that we can
continue  as  a
going  concern
which, if true,
raises concerns
that a purchaser
of  our  notes
will not receive a
return on his or
her investment.                   The report of our independent
                                  auditor states in part that
                                  we have limited operating
                                  capital with no revenue from
                                  operations, which among other
                                  things  raises  substantial
                                  doubt about our ability  to
                                  continue  as a going concern.
                                  Further, in his report, he
                                  points out  that  realization
                                  of a major portion of our
                                  assets is dependent upon our
                                  ability to meet our future
                                  financing requirements.  If
                                  we are not able to continue
                                  as a going concern it is
                                  likely any  holder  of  our
                                  notes will lose any or all of
                                  his or her investment in the
                                  notes.





Because our note
holders will not
have a voting
interest in
Pinnacle Fund I,
investors  may
find  that
corporate
decisions  are
inconsistent  with
the  best
interests  of
note holders.                     Pinnacle Fund I is owned by
                                  Pinnacle Security, Inc. and
                                  Impact Strategy Group, Inc.
                                  Accordingly, these two
                                  companies will have total
                                  control   in  determining
                                  the  outcome  of all
                                  corporate transactions or
                                  other matters.  The
                                  interests  of  these two
                                  companies may differ from the
                                  interests of the note holders
                                  who will have no voting
                                  rights on corporate matters.
                                  If the interests of the
                                  owners of Pinnacle Fund I
                                  differ from the interests of
                                  the note holders, it is not
                                  likely that matters involving
                                  divergent interests will be
                                  decided in favor of the note
                                  holders.

                   Forward-Looking Statements



Some of the statements made in this prospectus are forward-looking statements. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected or historical results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what has happened in the past or what we predict in our forward-looking statements.



                         USE OF PROCEEDS

The net proceeds we will receive from the sale of the notes offered by us will be approximately $19,950,000, if the maximum number of notes are sold, after deducting offering expenses.




The principal use of the proceeds is to purchase the Contract Payment Rights that will secure the notes. Remaining proceeds which may be available after the purchase of Contract Payments Rights we expect to be minimal and will be used to fund other working capital needs of Pinnacle Fund I. These working capital needs will include accounting and printing expenses necessary to service the notes. We estimate accounting expenses will be approximately $150,000.00 and printing expenses will be approximately $25,000.00.




                  DETERMINATION OF OFFERING PRICE

The $1,000 per note offering price was arbitrarily determined and reflects the face amount of each note. It is our intent that investors will receive payment of the face amount of each note together with interest as set forth herein.

                            DILUTION

Investors in this offering will receive notes in the face amount of their investment. The investors are dependent upon the pool of Contract Payment Rights which are the assets of Pinnacle Fund I to support the repayment of their investments. Otherwise, the note purchasers? investments are not diluted at the time of the investment.

                      PLAN OF DISTRIBUTION

The following officer and director is selling the notes being offered through this prospectus:

     Name of officer/Director          Position

     Scott Clark                       Chief Executive Officer and Director

In order to make the necessary sales, this officer and director plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering. We will not pay any commission on any sales of any notes by Mr. Clark. Mr. Clark is not affiliated
with any broker-dealer.   Management, however, may enter into an
underwriting agreement for this offering at a later date and at that time pay a commission to any participating underwriters. If an underwriter is engaged, Pinnacle Fund I will file and distribute a post-effective amendment to this prospectus disclosing the name and address of the underwriter and other applicable disclosure with respect to the associated material changes to the offering.






We are therefore offering the notes on a self-underwritten basis. There is no minimum number of notes required to be sold in this offering. Pinnacle Security, Inc. and Impact Strategy Group, Inc. as well as the officers and directors of Pinnacle Fund I may purchase notes in this offering. Any such purchases will be on the same terms offered to other investors.




In order to subscribe for notes, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the notes payable to Pinnacle Fund I.

We may reject or accept any subscription in whole or in part at our discretion. We may close the offering or any portion of the offering, without notice to subscribers. We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of notes subscribed for. If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $  1,840
Accounting fees and expenses                             $  4,000
Legal fees and expenses                                  $ 25,000
Blue Sky fees and expenses                               $  5,000
Selling Expenses such as travel, etc.                    $ 12,000
Miscellaneous                                            $  2,160
                                                   --------------
Total                                                    $ 50,000
                                                   ==============

                          LEGAL PROCEEDINGS

We are not a party to any legal proceedings. Our agent for service of process in Utah is Scott Clark, 1702 East 5600 South, Ogden,
Utah 84403.


      DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS




Our executive officers and directors and their respective ages as of May 30, 2003 are as follows:




Name                 Age       Office(s) Held
--------------     --------    ------------------------------------
Scott Clark	         50        CEO and Director
Kelly Walker         24        President and Director
Albert Brown         60        Secretary, Treasurer and Director
LaVal Jensen         43        COO, Vice President and Director
Steve Zolman         27        Vice President and Director




Scott Clark. Mr. Clarks background is in accounting and finance and he has a wide range of business experience. From March 2002 to the present, Mr. Clark has served as the president of Impact Strategy Group, Inc., an electronic payment service provider. In this capacity, Mr. Clark directs the financial position of the company. From 1992 to March 2002 Mr. Clark was self employed doing business as Stone Creek Funding, a business engaged in real estate consulting and buying and selling loans secured by real property. From 1995 to February 2001, he was the executive director of National Equine Association, a horse and rider association which Mr. Clark grew from 145 members to 2000 members. From 1988 to July 2001 he was the property manager for Westport Apartments, a complex in Corcoran, California having 190 units. In this capacity, Mr. Clark was responsible for handling, among other things, the accounting for the company. From 1982 to 1998 Mr. Clark was a partner in C&C Farming in Tipton, California, and managed marketing, accounts receivable, accounts payable, payroll, and filing state and federal tax returns and reports with respect to government programs. From 1981 to 1992 he was the comptroller for Hansen Ranches and was responsible for the financial well being of a large agri-business in California as well as performing the many other duties of comptroller. Mr. Clark has a BS degree in finance and accounting from Utah State University and a MBA from the University of Arkansas. Mr. Clark devotes up to 35 hours of his business time per week to the matters of Pinnacle Fund I.






Kelly Walker.   Mr. Walker's professional background is in direct
sales. He has been involved in sales management for several organizations. From September 1997 until September 1999 Mr. Walker served a mission for his church in Omaha, Nebraska. Upon returning home he served as an officer in K-B Inc. until December 1999. K-B Inc. is a manufacturer of log furniture and has no affiliation with Pinnacle Fund I. As an officer, Mr. Walker was in charge of the development and marketing of a custom line of furniture. In January 2000, he began studying at Brigham Young University. From April until August of 2000, Mr. Walker worked for SafeHome Security as a sales agent in Boise Idaho. SafeHome Security has no direct affiliation with Pinnacle Fund I. While in Boise, Mr. Walker's sales ranked him in the top two percent of the company's salesmen. He returned to school in September 2000 where he studied Business Management until April 2001. Beginning

May 2001, he managed a
sales office for Pinnacle Security, Inc. in Omaha, Nebraska where his team generated over $1.4 million in sales. Since March 2002, Mr. Walker has served as Vice President of Pinnacle Security, Inc. Mr. Walker devotes up to 10 hours of his business time per week to the matters of Pinnacle Fund I.






Albert Brown, CPA. Mr. Brown?s background is in accounting and he has been the controller for various businesses. Since April 2002, Mr. Brown has served as the CFO for Impact Strategy Group, Inc., an electronic payment service provider. In this capacity, he is primarily responsible for all accounting functions, including accounts receivable, accounts payable, and payroll. From February 2002 until April 2002, he was the controller for Mainstreet International, a payment service provider originating in New Zealand and Australia. From September 2000 to February 2002, Mr. Brown was the controller for CP Industries in Salt Lake City, Utah. He directed all accounting functions for that company. During July and August 2000, Mr. Brown pursued the management of his personal assets. From July 1999 through June 2000, Mr. Brown was the chief accountant for Utah Strategic Alliance in Salt Lake City, Utah, a consortium of 25 brine shrimp companies. From 1997 through June 1999, he was the controller for Pacific Rim Financial Services & Utah Mortgage Center in Salt Lake City, Utah. From 1995 to 1997, Mr. Brown was the controller for Columbia Contracting in Salt Lake City, Utah. From 1978 to 1994, he owned and was the CEO of Advanced Management Systems of Utah, a medical billing company.
Mr. Brown has a BS degree and a master?s degree in accountancy from Brigham Young University in Provo, Utah. Mr. Brown devotes up to 35 hours of his business time per week to the matters of Pinnacle Fund I.






LaVal Jensen. Since March 2002 to the present, Mr. Jensen has served as the senior vice president of sales at Impact Strategy Group, Inc., an electronic payment service provider. From May 1992 until March 2002, , Mr. Jensen was the president of SuVall Inc., a construction company. From 1984 through September 1999, Mr. Jensen was the assistant administrator of the Budge Clinic in Logan, Utah, an Intermountain Health Care medical care facility. Mr. Jensen studied business administration and marketing at Utah State
University in Logan, Utah. Mr. Jensen devotes up to 35 hours of his business time per week to the matters of Pinnacle Fund I.






Steve Zolman. Mr. Zolman?s background is in direct sales and he has been involved in sales management for various organizations. From January 1998 until August 1998, Mr. Zolman studied business management at Rick?s College and continued his studies until April 1999 at Salt Lake Community College. Beginning in April 1999, he managed a sales office for Safe Home Security, Inc. in Salt Lake City, Utah. In April 2001, Mr. Zolman founded Pinnacle Security, Inc. As president of Pinnacle Security, Mr. Zolman has managed the growth of the company as it has expanded into 17 new markets throughout the United States and Puerto Rico. Mr. Zolman?s current responsibilities include overseeing the company?s transition into a full service home security monitoring company. Mr. Zolman has also developed an extensive training program for the sales representatives of Pinnacle Security, Inc. Mr. Zolman devotes up to 10 hours of his business time per week to the matters of Pinnacle Fund I.

Terms of Office

Directors of Pinnacle Fund I are appointed for a one year term to hold office until the next annual meeting of the holders of Pinnacle Fund I's common stock or until removed from office in accordance with Pinnacle Fund I's by-laws. Officers of Pinnacle Fund I are appointed by Pinnacle Fund I's board of directors and hold office until removed by Pinnacle Fund I's board of directors.

Significant Employees

We have no significant employees other than the officers and directors described above.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT




The following table provides the names and addresses of our outstanding shares as of May 30, 2003. None of our officers or directors own any stock in Pinnacle Fund I. All shares are owned directly.




       Title                                      Amount and
        Of           Name and address of           Nature of        Percentage
      Class           Beneficial Owner        Beneficial Ownership   of Class

   ------------    ----------------------    ---------------------  ----------



     Common        Pinnacle Security, Inc.(1)      1 share              50%
                   3000 N. University Ave.
                   Suite 350
                   Provo, Utah  84604

     Common        Impact Strategy Group, Inc.(2)  1 share              50%
                   1702 East 5600 South
                   Ogden, UT  84403

(1) The control persons of Pinnacle Security, Inc. are Kelly Walker and Steve Zolman.
(2) The control persons of Impact Strategy Group, Inc. are Scott Clark, Albert Brown, LaVal Jensen, and Jason Asplund.



                 INTERESTS OF NAMED EXPERTS AND COUNSEL


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the notes was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gary R. Henrie, our independent legal counsel, has provided an opinion on the notes being a binding obligation of Pinnacle
Fund I.

David Thomson, the independent public accountant of Pinnacle Fund I , has audited the financial statements of Pinnacle Fund I included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. David Thomson has presented his report with respect to the audited financial statements of Pinnacle Fund I.. The report of David Thomson is included in reliance upon his authority as an expert in accounting and auditing.

Hawkins Cloward & Simister, the independent public accountants of Pinnacle Security, Inc., has audited the financial statements of Pinnacle Security, Inc. included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hawkins Cloward & Simister has presented their report with respect to the audited financial statements of Pinnacle Security, Inc. The report of Hawkins Cloward & Simister is included in reliance upon their authority as experts in accounting and auditing.




     DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                    SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Utah Code Annotated and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court?s decision.

                      DESCRIPTION OF BUSINESS

The Issuer

Pinnacle Fund I, Inc. was incorporated as a Utah corporation on February 10, 2003. The activities of the issuer are limited to:

   - acquiring, owning and managing Contract Payment Rights as defined herein and the proceeds of those Contract Payment
       Rights;

   -   issuing and making payments on the notes; and

   -   engaging in related activities.




Pinnacle Security, Inc. and Impact Strategy Group, Inc. may contribute additional assets to Pinnacle Fund I from time to time which shall be assets held by Pinnacle Fund I in addition to

Contract Payment Rights purchased by Pinnacle Fund I.   These
assets may include additional Contract Payment Rights or cash to sustain the operations of Pinnacle Fund I.




The issuers principal offices in Utah are located at 1702 East
5600 South, Ogden, Utah  84403.  Its telephone number is 801-479-
4179.

Use of Proceeds

The net proceeds from the sale of the notes offered by this prospectus will be used to purchase Contract Payments Rights from Pinnacle Security, Inc. Pinnacle Security, Inc. will then use any proceeds received for its general corporate purposes.

Pinnacle Security, Inc.




Pinnacle Security Inc. was founded in June of 2001. Pinnacle Security Inc. began as a sub-dealer for All Systems Security Professionals (DBA SafeHome Security) specializing in sales and installation of commercial and residential burglar alarms. In its first six months of business, Pinnacle Security Inc. generated 3.65 million dollars in gross sales.






In 2002, Pinnacle Security Inc. doubled its employment to 120 salesmen and 60 technicians, and nearly tripled production, installing 11,600 accounts and generating 10.15 million dollars in gross sales. Sales offices were maintained in eight different locations in the U.S. and one in Puerto Rico.





For the past two years Pinnacle Security, Inc. has sold all their accounts to SafeHome Security. Pinnacle Security, Inc. has now changed its business plan from selling contracts to keeping a percentage of them in-house and collecting the recurring revenue. Pinnacle Security, Inc. will continue to contract with outside monitoring companies as needed to monitor the accounts until Pinnacle Security, Inc. is able to swing all accounts to its own monitoring facility. The sales division of Pinnacle Security, Inc. will continue to run as it has in the past.






Relationship between Pinnacle Security, Inc., Impact Strategy
Group, Inc., and Pinnacle Fund I.

As noted above, Pinnacle Security, Inc. has been in the business of selling alarm systems and entering into Contracts for the sale and for the monitoring of the systems sold. Each alarm system sold generates costs to Pinnacle Security, Inc. including the installation of the system and the payment of the commission for the sale. To meet these costs, Pinnacle Security, Inc. has sold most of the Contracts almost immediately after they were entered into. By selling the Contracts, Pinnacle Security, Inc. foregoes the financial potential of being able to monitor the corresponding alarm systems on an indefinite basis.

Impact Strategy Group, Inc. is in the business of collecting payments in the business world via electronic means. It entered into a business relationship with Pinnacle Security, Inc. to collect payments made to Pinnacle Security, Inc. on the Contracts. A limiting factor in the potential of this business arrangement for Impact Strategy Group, Inc. is the fact that normally only one payment is collected on a Contract by Pinnacle Security, Inc. before the Contract is sold.

To increase potential business for both companies, Pinnacle Security, Inc. and Impact Strategy Group, Inc. formed Pinnacle Fund I with each company owning 50% of Pinnacle Fund I. By selling notes in Pinnacle Fund I, which proceeds from the notes will be used to purchase Contract Payment Rights from Pinnacle Security, Inc., Pinnacle Security, Inc. will be able to fund the ongoing sale of Contracts and retain the right to service the alarm systems for a monthly fee on an indefinite basis, thereby over time creating a valuable clientele for Pinnacle Security, Inc. Impact Strategy Group, Inc. will be able to collect electronically for a fee, the payments on the alarm systems and for the monitoring of those systems on an ongoing basis. Accordingly, Pinnacle Fund I was created by Pinnacle Security, Inc. and Impact Strategy Group, Inc. for the future business benefit of both companies.



The Contract and Contract Payment Rights

A Contract is an alarm monitoring and purchase agreement. Under a Contract, an alarm system purchaser will pay a monthly fee in exchange for alarm monitoring services for the security alarm system installed pursuant to the agreement. The initial term of the Contract is for three years and shall automatically renew for successive one year periods unless either party to the Contract gives written notice of cancellation to the other party at least ninety days prior to the end of the initial or any renewal term.




Pinnacle Security, Inc. has entered into Contracts predominantly in the states of Illinois, New York, Michigan, Indiana, Kansas, New Jersey, North Carolina, Missouri, Wisconsin and in Puerto Rico. Pinnacle Security, Inc. has plans however to begin entering into Contracts in other areas of the United States as well. The agreements are with consumers who have who have a credit score of 600 or above or meet other credit criteria demonstrating similar credit worthiness. The credit score of 600 was arbitrarily determined as a benchmark of credit worthiness demonstrating purchasers who are moderately successful in the payment of credit obligations. In the case of Pinnacle Security, Inc., it has yielded a client base that defaults on its Contracts with Pinnacle Security, Inc. 11.72% of the time. This default rate is acceptable to Pinnacle Security, Inc. If the arbitrary credit score was raised, it would result in reduced sales that would be more punitive to to Pinnacle Security, Inc. than the default rate.





If the credit score is below 600, a Contract may still be entered into if the purchaser has made all of its credit payments on time during the last six months. Also, if the purchaser is willing to make the first three or four monthly payments up front at the time of purchase, management may agree to accept the Contract if the purchaser?s credit score is only slightly below 600.






Impact Strategy Group, Inc. will receive a management fee of $14.00 for the Contract Payment Rights of each Contract transferred to Pinnacle Fund I. Impact Strategy Group, Inc. will also be engaged to manage electronic funds transfer of payments by Pinnacle Security, Inc. customers for Contract Payment Rights assigned to Pinnacle Fund I for which Impact Strategy Group, Inc. will receive from Pinnacle Fund I a $1.00 fee for each transfer. Impact Strategy Group, Inc. will also manage the payments to the note holders of Pinnacle Fund I for $1.00 per payment or for a lesser amount as decided between Impact Strategy Group, Inc. and Pinnacle Fund I as the volume of payments to note holders increases.




The Contract Payment Rights with respect to a particular Contract will typically equal the right to receive the payments due under that Contract from the owner of the alarm system purchased in connection with that Contract for a period of 35 months.
However, the Contract Payment Rights payment period may be longer than 35 months with respect to any particular Contract as determined by Pinnacle Security, Inc. After all Contract Payment Rights payments have been received by Pinnacle Fund I with respect to a particular Contract, all rights to payments under that Contract shall revert to Pinnacle Security, Inc.



The Contract Payment Rights of between approximately 20,000 and 24,000 obligors will be assigned to Pinnacle Fund I depending upon the amount of proceeds raised in this offering. The obligors will be individual consumers who are homeowners who purchased an alarm system to protect their homes. Obligors will be located in Milwaukee, Wisconsin; Minneapolis, Minnesota; Chicago, Illinois; New York, New York; Charlotte, North Carolina; Omaha, Nebraska; Baltimore, Maryland; Denver, Colorado; Detroit, Michigan; Indianapolis, Indiana; Kansas City, Missouri, and Kansas City, Kansas. Payments from obligors in other locations undetermined at this time may be assigned to Pinnacle Fund I if new areas are opened up during the offering period.

The exact Contract Payment Rights to be assigned to Pinnacle Fund I are not presently determined because money does not exist in Pinnacle Fund I at this time to secure the Contract Payments Rights from Pinnacle Security, Inc. Initially, 400 Contract Payment Rights will be assigned to Pinnacle Fund I to secure the initial notes sold in the offering. Note proceeds will be used to purchase additional Contract Payments Rights so that notes issued in the offering are always properly secured. By the time the full offering is sold, if it is sold, 20,000 to 24,000 Contract Payments Rights will have been assigned to Pinnacle Fund I.

Since its inception, Pinnacle Security, Inc. has sold 24,728 Contracts. Of this amount sold, 2,899 have defaulted in their payments. This is an attrition rate of 11.72%. Eighty percent of the attrition occurs in the first three months of the formation of the Contract. Nearly 100% of the attrition occurs during the first 15 months of the formation of the Contract. All Contract Payment Rights assigned to Pinnacle Fund I will come from Pinnacle Security, Inc.



The Notes

The notes offered by this prospectus will be issued by Pinnacle Fund I and will be the general obligation of Pinnacle Fund I. In addition, the notes will be secured by the assets of Pinnacle Fund I which will be a pool of Contracts Payment Rights obtained from Pinnacle Security, Inc. pursuant to the Contract Payment Rights Transfer Agreement between Pinnacle Fund I and Pinnacle Security, Inc.

Each note will have an initial principal balance of $1,000 and will be issued in exchange for subscription proceeds of $1,000. Each note will accrue interest on its unpaid principal balance at the rate of 10% per annum. Interest will be calculated on a simple interest basis based on a 365 day year.

Each note will be repaid by amortizing the principal and interest of the note over 36 months.

All payments due or to come due under the Contract Payment Rights which constitute the asset pool of Pinnacle Fund I securing the notes at any particular time shall total or exceed in the aggregate all principal and interest payments due or to come due under the notes that are issued and outstanding at the same time.

In the event a monthly payment due under a note is in arrears 65 days or more, the note shall be in default. However, a holder of a defaulted note may not take legal action against Pinnacle Fund I or its asset pool for the purpose of collecting the note without first giving Pinnacle Fund I written notice of the note holder?s intent to do so. Pinnacle Fund I shall then have 15 days from the date of receipt of the notice, to cure the default by making the payment which led to the default.

Credit Enhancement

In order to further protect the ability of Pinnacle Fund I to pay all principal and interest as it comes due under the notes, Pinnacle Security, Inc. has agreed in the Contract Payment Rights
Transfer Agreement to do as necessary one or more of the following:

   - If any payments pursuant Contract Payment Rights in the asset pool of Pinnacle Fund I is delinquent 35 days or more, Pinnacle Security, Inc. will make any such payment in cash in behalf of the applicable Contract obligor.

   - In the discretion of Pinnacle Security, Inc., any Contract whose term is extended beyond the initial three year term may have its corresponding Contract Payment Rights remain in the asset pool of Pinnacle Fund I beyond the original payment term.

   - If any payment pursuant to Contract Payment Rights in the asset pool of Pinnacle Fund I is delinquent 35 days or more, Pinnacle Fund I or Pinnacle Security, Inc. may unilaterally determine that Pinnacle Security, Inc. shall replace the corresponding Contract with Contract Payment Rights of another Contract that is not in default. The term of any replacement Contract Payment Rights shall be at least equal in length to the remaining term of the Contract Payment Rights being replaced.

In the event the Contract Payment Rights in the asset pool of Pinnacle Fund I are more than sufficient to make all payments of principal and interest on the notes, Pinnacle Security, Inc. may shorten the term of certain Contract Payment Rights as necessary so that the payments generated by the asset pool of Pinnacle Fund I are approximately equal to but not less than the principal and interest payments that are required to be made on the notes.

Plan of Operations

The business operations of Pinnacle Fund I for the next twelve months will consist of:

   - Selling up to $20,000,000 in notes offered by this prospectus;
   -   Acquire Contract Payment Rights to secure the notes;
   -   Collecting payments due under the Contract Payment
Rights; and
   - Servicing the notes by making the payments due under the notes.

Business operations will commence by Pinnacle Security, Inc. contributing some Contract Payments Rights to Pinnacle Fund I for the purpose of securing the initial notes that will be sold by Pinnacle Fund I. Proceeds from notes sold will then be used to purchase additional Contract Payment Rights. In this manner, the amount of Contract Payment Rights owned by Pinnacle Fund I and the notes issued by Pinnacle Fund I will grow simultaneously until $20,000,000 in notes are outstanding with adequate Contract Payment Rights owned by Pinnacle Fund I to secure and support the payment of those notes.

The current liquid assets of Pinnacle Fund I are minimal.
At the present time, Pinnacle Fund I is dependent upon its shareholders, Pinnacle Security, Inc. and Impact Strategy Group, Inc., to contribute cash as necessary to meet the
operational needs of Pinnacle Fund I.   The payments due
upon the notes when compared to the payments to Pinnacle Fund I due under the Contract Payment Rights that will be contributed to and purchased by Pinnacle Fund I have been calculated so that upon the sale of the notes, Pinnacle Fund I will have cash flow from the Contract Payment Rights sufficient to make all necessary payments on the notes while providing for the operational expenses of Pinnacle Fund I on an ongoing basis.

During the next twelve months, Pinnacle Fund I does not anticipate the purchase or sale of any plant or equipment or any product research. We do not anticipate the need to hire any employees during the next twelve months.



      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Except as discussed below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction which has or will materially affect us:

   1.   Any of our directors or officers;
   2. Any person proposed as a nominee for election as a director;
   3. Any person who beneficially owns, directly or indirectly, notes carrying more than 5% of the voting rights attached to our outstanding notes of notes;
   4.   Any of our promoters;
   5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

Kelly Walker and Steve Zolman, two of our officers and directors are the principals and officers and directors of Pinnacle Security, Inc., the corporation that will be originating and transferring the Contracts to Pinnacle Fund I. Pinnacle
Security, Inc. will also be servicing the Contracts and providing certain credit enhancement for the notes. Pinnacle Security, Inc. owns 50% of our capital stock. Neither Mr. Walker nor Mr. Zolman has contributed assets to Pinnacle Fund I nor received any compensation from Pinnacle Fund I.

Scott Clark, Albert Brown and LaVal Jensen, three of our officers and directors are principals and officers and directors of Impact Strategy Group, Inc., the corporation that will be collecting the Contracts. Impact Strategy Group, Inc. owns 50% of our capital stock. Neither Mr. Clark, Mr. Brown nor Mr. Jensen has contributed assets to Pinnacle Fund I nor received any compensation from Pinnacle Fund I.



Since all officers and directors of Pinnacle Fund I are also officers and directors of either Pinnacle Securities, Inc. or Impact Strategy Group, Inc., a conflict of interest will exist for such officers and directors in transactions between Pinnacle Fund I and the other two companies. For example, it may be in the best interest of Pinnacle Security, Inc. to not transfer additional Contract Payment Rights to Pinnacle Fund I as necessary to adequately secure payment of the notes issued by Pinnacle Fund I. Also, it may be in the best interest of Impact Strategy Group, Inc. to increase its transaction fees charged to Pinnacle Fund I. There will also be other conflicts because it is not possible to specifically anticipate all conflicts that may arise for these officers and directors.

Pinnacle Fund I intends to alleviate potential conflicts by legally binding Pinnacle Security, Inc. to the Contract Payment Rights Transfer Agreement. Pinnacle Fund I also expects the officers and directors of Pinnacle Security, Inc. who are also officers and directors of Pinnacle Fund I to protect the interests of Pinnacle Fund I against the interests of Impact Strategy Group, Inc.






                 MARKET FOR NOTES AND RELATED MATTERS


No Public Market

There is no public market for the notes.

Option, Warrants and Registration Rights

We have no outstanding options or warrants to purchase, or securities convertible into notes offered by this prospectus. There are no notes Pinnacle Fund I has agreed to register under the Securities Act for sale by security holders. There are 20,000 notes being registered pursuant to this registration statement which will be offered by Pinnacle Fund I.

                    EXECUTIVE COMPENSATION

Compensation



As of May 30, 2003, no officer or director had received any cash or non-cash, direct or indirect compensation from Pinnacle Fund I and none is expected to be paid in the future.

                       FINANCIAL STATEMENTS


Index to Financial Statements:

1. Report of Independent Auditor for Pinnacle Fund I

2. Audited Financial Statements of Pinnacle Fund I for the period ended February 10, 2003:

     a.  Balance Sheet

     b.  Statement of Operations

     c.  Statement of Stockholders Equity

     d.  Statement of Cash Flows

     e.  Notes to the Financial Statements

3.  Report of Independent Auditor for Pinnacle Security, Inc.

4. Audited Financial Statements of Pinnacle Security, Inc. for the period ended December 31, 2003:

     a.  Balance Sheet

     b.  Statements of Income and Changes in Retained Earnings

     c.  Statement of Cash Flows

     d.  Notes to Financial Statements

David T. Thomson P.C.
Certified Public Accountant
========================================================================


Independent Auditors Report

Board of Directors
PINNACLE FUND I, INC.
Salt Lake City, Utah

I have audited the accompanying balance sheet of Pinnacle Fund I, Inc. (A development stage company) as of February 13, 2003 and the related statements of operations, stockholders? equity and cash flows from inception (February 10, 2003) to February 13, 2003. These financial statements are the responsibility of the Company?s management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Fund I, Inc. (A development stage company) as of February 13, 2003, and the results of its operations and its cash flows from inception (February 10, 2003) to February 13, 2003 in conformity with accounting principles generally accepted in the United States of America.



The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes 1 and 4, the Company is a development stage company. The Company has limited operating capital with no revenue from operations. Realization of a major portion of the assets is dependent upon the Company?s ability to meet its future financing requirements, and the success of future operations. Managements?s plans in regard to these matters are also described in Note 4. These factors raise substantial doubt about the Company?s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the company cannot continue in existence.



/s/ David T. Thomson

Salt Lake City, Utah
February 20, 2003

                       PINNACLE FUND I, INC.
                  (A Development Stage Company)

                         BALANCE SHEET

                            ASSETS


                                                    February 13,
                                                       2003
                                                    -------------


CURRENT ASSETS:
   Cash in bank                                       $   500
   Prepaid expenses                                       500
                                                    ---------

      Total Current Assets                              1,000
                                                    ---------

TOTAL ASSETS                                          $ 1,000
                                                    =========


          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                   $ 2,437
                                                    ---------

      Total Current Liabilities                         2,437
                                                    ---------

STOCKHOLDERS' EQUITY (DEFICIT):
   Common Stock; no par value, 100,000
     shares authorized

       2 shares issued and outstanding                  1,000
   Earnings (deficit) accumulated during the
     development stage                                 (2,437)
                                                    ---------       Total
Stockholders' Equity (Deficit)            (1,437)
                                                    ---------
TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY          $  1,000
                                                    =========


  The accompanying notes are an integral part of these financial statements.

                       PINNACLE FUND I, INC.
                  (A Development Stage Company)

                      STATEMENT OF OPERATIONS


                                                     From Inception
                                                   (February 10, 2003)
                                                           To
                                                    February 13, 2003
                                                    ------------------

REVENUE:                                               $          -
                                                      -------------
EXPENSES:

   General and administrative                                 2,437
                                                      -------------
      Total expenses                                          2,437
                                                      -------------

INCOME (LOSS) FROM OPERATIONS                                (2,437)
   Provision for income taxes                                     -
                                                      -------------

NET INCOME (LOSS)                                      $     (2,437)
                                                      =============

EARNINGS (LOSS) PER SHARE                              $     (1,219)
                                                      =============

WEIGHTED NUMBER OF SHARES OUTSTANDING                             2
                                                      =============



The accompanying notes are an integral part of these financial statements.

                       PINNACLE FUND I, INC.
                  (A Development Stage Company)

                 STATEMENT OF STOCKHOLDERS EQUITY
                                                                 Deficit
                                                               Accumulated
                                   Common Stock                 During the
                              ----------------------            Development
                               Shares        Amount                Stage
                              --------      --------          -------------

BALANCE, February 10, 2003
  (inception)                    -          $      -            $      -

Shares issued to initial

  stockholders for cash
  at inception at $500 per
  share                          2             1,000                   -

Net income (loss) from
  February 10, 2003
  (inception) to February
  13, 2003                       -                 -              (2,437)
                              -------       --------          -------------

BALANCE, February 13, 2003       2          $  1,000            $ (2,437)
                              =======       ========          =============
The accompanying notes are an integral part of these financial statements.

                        PINNACLE FUND I, INC.
                    (A Development Stage Company)

                      STATEMENT OF CASH  FLOWS

                                                     From Inception
                                                   (February 10, 2003)
                                                           To
                                                    February 13, 2003
                                                    ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash paid to suppliers and others                   $       (500)

                                                     --------------
    Cash Flows (Used) by Operating
      Activities                                              (500)
                                                     --------------

CASH FLOW FROM INVESTING ACTIVITIES:                             -
                                                     --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of common stock                                       1,000
                                                     --------------
    Cash Flows Provided (Used) by
      Financing Activities                                   1,000
                                                     --------------

NET INCREASE (DECREASE) IN CASH                                500

CASH - BEGINNING OF PERIOD                                       -
                                                     --------------
CASH - END OF PERIOD                                  $        500
                                                     ==============

RECONCILIATION OF NET INCOME (LOSS) TO NET
  CASH PROVIDED (USED) BY OPERATING ACTIVITIES

NET INCOME (LOSS)                                     $     (2,437)
                                                     --------------

Adjustment to reconcile net income (loss) to
  net cash provided (used) by operating activities
    Changes in assets and liabilities
      (Increase) in prepaid expenses                          (500)
      Increase in accounts payable                           2,437
                                                     --------------
        Total Adjustments                                    1,937
                                                     --------------
NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES      $       (500)
                                                     ==============

  The accompanying notes are an integral part of these financial statements.

                       PINNACLE FUND I, INC.
                   (A Development Stage Company)

                   NOTES TO FINANCIAL STATEMENTS

NOTE   1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



Organization - The Company was organized under the laws of the State of Utah on February 10, 2003 and has elected a fiscal year end of December 31st. The Company was organized for the purpose of purchasing and collecting contract receivables and all activities related thereto. The Company will be engaged in the securitization of these contracts and in selling promissory notes to investors. Specifically the Company intends to acquire, own, and manage contract payment rights (See Note 5) and the proceeds of those contract payment rights. Initially the company intends to obtain such rights from contracts acquired from related entities with common management and ownership that have contracts for alarm system purchase and monitoring. Proceeds from the sale of promissory notes will be used to purchase contract payment rights from the related entities. The Company is considered a development stage company as defined in SFAS No. 7. The Company, has at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.



Financial statements - The accompanying financial statements include only the accounts of Pinnacle Fund I, Inc. and are not presented on a consolidated basis with Pinnacle Security, Inc. or Impact Strategy Group, Inc. each of which owns 50% of the Company?s outstanding common stock.

Net Earnings Per Share - The computation of net income
(loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

Income Taxes - Income tax expenses includes federal and state taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Due to a loss from inception, the Company has no tax liability. At this time the Company has no deferred taxes arising from temporary differences between income for financial reporting and income tax purposes.

Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. During the period ending February 13, 2003, the Company did not have non-cash investing or financing activities.



Revenue Recognition - Revenue will be recognized when the monthly monitoring services have been performed and payment is due. Costs associated with acquiring the contract payment right will be amortized at the same time over the life of the investment after adjustments for impairment.

                       PINNACLE FUND I, INC.
                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE   2 - COMMON STOCK TRANSACTIONS

The Company at inception sold two (2) shares of common stock to two initial stockholders (one (1) share to each stockholder) at $500 per share for a total amount of $1,000. One share was issued to Pinnacle Security, Inc. and the other share was issued to Impact Strategy Group, Inc. These entities are related to Pinnacle Fund I, Inc. through common management and ownership.


NOTE   3 - RELATED PARTY TRANSACTIONS

An officer of the Company is providing a mailing address to the Company without charge. This service has been determined by the Company to have only nominal value. As of February 13, 2003 no compensation has been paid or accrued to any officers or directors of the Corporation. The Company owes $125 to an officer of the Company for payment of State of Utah filing fees and is part of the accounts payable balance of $2,437 as shown in the financial statements at February 13, 2002.




NOTE    4 - GOING CONCERN

The Companys financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As reported in the financial statements, the Company had an accumulated deficit of $2,437 for the period ended February 13, 2003. The Company has not yet established revenues sufficient to cover its operating cost, which creates doubt as to whether it can continues as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses or engage in profitable business operations. If the Company is unable to obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.
Managements plans to obtain such resources for the Company


                     PINNACLE FUND I, INC.
                 (A Development Stage Company)

                 NOTES TO FINANCIAL STATEMENTS

include (1) obtaining capital from management and its shareholders sufficient to meet its minimal operating expenses until its core operations have started, and (2) sell enough asset backed notes under the proposed registration statement (See Note 6) to acquire enough contract payment rights to start such operations. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to success fully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not

NOTE    4 - GOING CONCERN - CONTINUED

include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE    5 - CONTRACT PAYMENT RIGHTS

The Company will acquire contract payment rights from related entities that have contracts. The Company expects the contracts to be for alarm purchase and monitoring. Under a contract, an alarm system purchaser will pay a monthly fee in exchange for alarm monitoring services for the security alarm system installed pursuant to the contract. The initial term of the contract is for three years and shall automatically renew for successive one year periods unless either party to the contract gives written notice of cancellation to the other party at least ninety days prior to the end of the initial or any renewal term.

The contract payment rights with respect to a particular contract will typically equal the right to receive the payments due under that contract from the owner of the alarm system purchased in connection with that contract for a period of 35 months. The contract payment rights payment period may be longer than 35 months with respect to any particular contract as determined by the original owner of the contract.

After all contract payment rights have been received by the Company with respect to a particular contract, all rights to payments under that contract will revert back to the original owner of the contract. Initially this will be an alarm company that specializes in sales and installation of commercial and residential burglar alarms.

                        PINNACLE FUND I, INC.
                    (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS




NOTE    6 - REGISTRATION STATEMENT



The Company is in the process of completing a Form SB-2 Registration Statement under the Securities Act of 1933. The Company is proposing to sell asset backed notes in the total face amount of $20,000,000. The notes will not be traded on any market or securities exchange. The Company is offering the notes on a self-underwritten, best efforts basis with no minimum sales requirement and no escrow of proceeds.

                     PINNACLE SECURITY, INC.

                      Financial Statements

                       December 31, 2002

                   INDEPENDENT AUDITORS' REPORT



Shareholders
Pinnacle Security, Inc.

We have audited the balance sheet of Pinnacle Security, Inc. as of December 31, 2002 and the related statements of income, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pinnacle Security, Inc., as of December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Hawkins Cloward & Simister, LC
HAWKINS CLOWARD & SIMISTER, LC

CERTIFIED PUBLIC ACCOUNTANTS

May 6, 2003
Orem, Utah

                     PINNACLE SECURITY, INC.

                         Balance Sheet

                       December 31, 2002



                            ASSETS

Current Assets
  Cash and cash equivalents (Note 2)                   $    233,451
                                                      --------------
    Total current assets                                    233,451
                                                      --------------


Property and Equipment (Note 1)
  Equipment                                                  81,511
  Furniture and fixtures                                     68,078
  Vehicles & transportation equipment                       167,302
  Accumulated depreciation                                  (60,355)
                                                      --------------

    Total property and equipment                            256,536
                                                      --------------

Other Assets
  Other Investments (Note 3)                                 18,500
  Loan receivable (Note 5)                                   20,557
                                                      --------------

    Total other assets                                       39,057
                                                      --------------
      Total Assets                                     $    529,044
                                                      ==============


See accompanying notes to financial statements

                     PINNACLE SECURITY, INC.

                          Balance Sheet

                        December 31, 2002



               LIABILITIES AND STOCKHOLDERS? EQUITY

Current Liabilities
  Accounts payable                                     $      5,317
  Loan from employees (Note 4)                              138,533
  Payroll taxes payable                                      63,883
                                                      --------------

    Total current liabilities                               207,733
                                                      --------------



Shareholders Equity
  Common stock, no par value, 50,000 shares
   authorized, 1,250 shares issued and
   outstanding                                                1,250
  Retained earnings                                         320,061
                                                      --------------

    Total stockholders equity                               321,311
                                                      --------------

      Total liabilities and shareholders equity        $    529,044
                                                      ==============

See accompanying notes to financial statements

                     PINNACLE SECURITY, INC.
      Statements of Income and Changes in Retained Earnings
              For the Year Ended December 31, 2002

Operating Revenue
  Contract sales                                       $ 10,214,211
                                                      --------------
Direct Costs
  Salaries and wages                                      3,280,927
  Contract services                                       1,486,234
  Equipment costs                                         2,468,533
  Other costs                                                31,148
                                                      --------------
    Total direct costs                                    7,266,842
                                                      --------------
    Gross profit                                          2,947,369
                                                      --------------

General & Administrative Costs
  Salaries & wages-shareholder                              164,988
  Salaries & wages-other                                    116,231
  Payroll taxes                                             358,796
  Insurance                                                  75,264
  Other general & administrative costs                    1,353,957
                                                      --------------
    Total general & administrative costs                  2,069,236
                                                      --------------
Other Income and (Expense)
  Interest income                                             1,819
  Gain on sale of assets                                        682

  Loan receivable discount                                   (4,728)
  Interest expense                                          (68,627)
                                                      --------------
    Total other income and (expense)                        (70,854)
                                                      --------------
    Net income                                              807,279
    Retained earnings  deficit, January 1                   (26,855)
    Distributions to shareholder                           (460,363)
                                                      --------------
    Retained earnings, December 31                     $    320,061
                                                      ==============


See accompanying notes to financial statements

                      PINNACLE SECURITY, INC.
                     Statements of Cash Flows
               For the Year Ended December 31, 2002

Cash flows from operating activities
  Net income                                           $    807,279
  Adjustments to reconcile net income to
   net cash provided by operating activities
    Depreciation                                             42,960
    Gain on sale of equipment                                  (682)
  Change in assets and liabilities - net effects
    Receivables                                               7,704
    Accounts payable                                        (82,963)
    Bank overdraft                                          (79,505)
    Payroll taxes payable                                    34,681
                                                      --------------
      Net cash provided by operating activities             729,474
                                                      --------------
Cash flows from investing activities
  Purchase of property and equipment                       (106,946)
  Proceeds from sale of equipment                            24,500
  Loan receivable                                           (20,557)
                                                      --------------
    Net cash used by investing activities                  (157,003)
                                                      --------------
Cash flows from financing activities
  Proceeds from common stock                                    250
  Loan from employees                                        81,980
  Decrease in loan from shareholders                        (16,477)
  Cash distributions paid to shareholders                  (460,363)
                                                      --------------
    Net cash used by financing activities                  (394,610)
                                                      --------------
Net increase in cash and cash equivalents                   177,861

Cash and cash equivalents at beginning of period             55,590
                                                      --------------
Cash and cash equivalents at end of period             $    233,451
                                                      ==============
Supplemental Disclosures

  Cash payments for interest during 2002 totaled $68,627

See accompanying notes to financial statements

                      PINNACLE SECURITY, INC.
                  Notes to Financial Statements
                         December 31, 2002

note 1 - summary of significant accounting policies
Nature of Operations
Pinnacle Security, Inc. (the Company) was incorporated on July 13, 2001 under the laws of the State of Utah. The Company is in the business of selling and marketing contracts for home security alarm systems.

Basis of Accounting
The Company prepares its financial statements on the accrual basis, conforming to generally accepted accounting principles applied on a consistent basis.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue as the customer contracts are sold to an independent third party company.

Property and Equipment
Property and equipment are carried at cost. Depreciation of property and equipment is provided using straight-line methods over estimated useful lives of 5-10 years. Depreciation expense for the year ended December 31, 2002 is $42,960. The Company uses IRC accelerated methods of depreciation for income tax purposes. The additional depreciation expense for tax purposes is $80,151.

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Advertising
Advertising costs are expensed as incurred. Advertising expense was $30,679 for the year ended December 31, 2002.

                       PINNACLE SECURITY, INC.
                   Notes to Financial Statements
                         December 31, 2002

note 1 - summary of significant accounting policies (continued)
Income Taxes
Since the Company has elected to be an S corporation under the Internal Revenue Code, no provision or liability for federal income taxes has been included in these financial statements.

Accounts Receivable
At the end of the year, the Company reviews the aging of accounts receivable and writes off those accounts that are deemed to be uncollectible. Thus, an allowance for doubtful accounts is not deemed necessary as the accounts receivable are stated at a net amount.

Line of Credit
The Company has a line of credit with Far West Bank in the amount of $150,000 at prime plus 2% to cover checks written against future deposits. The entire balance was available for use as of December 31, 2002.

Concentrations of Credit Risk
A significant portion of the revenues recognized during 2002 were due from selling monitoring contracts to one customer.

note 2 - cash
At December 31, 2002 the bank balance of all demand and savings deposits was $838,449, of which $100,000 is FDIC insured and $100,000 is SIPC insured.

note 3 - investments
During 2001, the Company invested in a time share property on Lake Powell in southern Utah which is used in recruiting sales associates, entertain customers and also used by employees.

note 4 - loan from employees
During 2001, the Company offered employees the option to loan the company money at a 40% interest rate. The employees are paid back within 12 months. The balance of employee loans as of December 31, 2002 is $138,533.

                      PINNACLE SECURITY, INC.
                  Notes to Financial Statements
                        December 31, 2002

note 5 - employee loans
The Company loaned an employee $25,000 at zero percent payable at the end of 5 years. The note is recorded at the present value of $20,272 and interest will be recognized annually.

note 6 - operating lease commitments
The Company leases an office in Provo, Utah from a non-related party that is subject to a three year lease term at a monthly amount of $3,250 in year 1, $3,348 in year 2 and $3,448 in year 3 renewing June 1, 2004. The Company also leases apartments for the summer months for employees to use while working. These are typically month-to-month lease commitments. Rent expense for the year ending December 31, 2002 was $313,609.

The following is a schedule by year of future minimum lease payments required under the operating lease agreements:

	Year ending
                 2003                          $  40,673
                 2004                             23,436
                 2005                                  0
                 2006                                  0
                 2007                                  0
                 Thereafter                            0
                                               ---------
                  Total                        $  64,109
                                               =========

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.


                     AVAILABLE INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the notes of our notes offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of our contracts, agreements or documents. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving our company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission?s principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549.    Please call the Commission at 1-800-
SEC-0330 for further information on the operation of the public reference room. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer? obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

             INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by Utah Code Annotated and our bylaws.

Under Utah Code Annotated, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. This is not the case with our Articles of Incorporation. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Utah law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Utah law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of Pinnacle Fund I. An exception to this prohibition against advances applies when the officer is or was a director of our company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee           $  1,840
Accounting fees and expenses                                  $  4,000
Legal fees and expenses                                       $ 25,000
Blue Sky fees and expenses                                    $  5,000
Selling Expenses such as travel, etc.                         $ 12,000
Miscellaneous                                                 $  2,160
                                                              --------
Total                                                         $ 50,000
                                                              ========

All amounts are estimates other than the Commission's registration fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Pinnacle Fund I issued two shares of common stock on February 10, 2003, which represent all of the shares of Pinnacle Fund I which are issued and outstanding. The shares were issued to parties affiliated with Pinnacle Fund I and were exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to
Section 4(2) of such act. Pinnacle Fund I has not issued and will not issue any notes prior to the effective date of this registration statement.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                    DESCRIPTION
-----------               --------------------



3.1                       Articles of Incorporation (1)
3.2                       By-Laws (1)
5.1	                    Opinion of Legal Counsel, with consent to use
10.1                      Contract Payment Rights Transfer Agreement
10.2                      Form of Alarm System Contract
10.3                      Subscription Agreement
23.1                      Consent of Auditors to use Audited Financial
                             Statements of Pinnacle Fund I
23.2                      Consent of Auditors to use Audited Financial
                            Statements of Pinnacle Security, Inc.

(1)  Previously filed as an exhibit to Form SB-2 on March 10, 2003.



ITEM 28. UNDERTAKINGS.



The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   - To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (?Securities Act?);

   - To reflect in the prospectus any facts or events , which, individually or together, represent a fundamental change in the information in the registration statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prosperctus filed with the Commission pursuant to Rule
424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ?Calculation of Registration Fee? table in the effective registration statement; and

   - To include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

If the small business issuer will offer the securities to existing security holders under warrants or rights and the small business issuer will reoffer to the public any securities not taken by security holders, with any modifications that suit the particular case--The small business issuer will supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, the small business issuer will file a post-effective amendment to state the terms of such offering.

If the small business issuer is offering securities at competitive bidding, with modifications to suit the particular case, the small business issuer will:

   1. use its best efforts to distribute before the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus that meet the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements: and


   2. file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters where required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless the issuer proposes no further public offering of such securities by the issuer or by the purchasers.

If a small business issuer that before the offering had no duty to file reports with the Commission under section 13(a) or 15(d) of the Exchange Act is registering equity securities for sale in an underwritten offering--The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

If the issuer relies on Rule 430A under the Securities Act (section 230.430A of this chapter), that the small business issuer will:

   1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (sections 230.424(b)(1), (4) or 230.497(h)) as part of this registration statement as of the time the Commission declared it effective.

   2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.



SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Ogden, State of Utah on May 30, 2003.



                                   PINNACLE FUND I, INC.


                                   By:   /s/ Scott Clark
                                       ------------------------
                                       Scott Clark, CEO

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Scott Clark, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

SIGNATURE                     CAPACITY IN WHICH SIGNED        DATE



/s/ Scott Clark               Principal Executive Officer     May 30, 2003
-------------------------     Director
Scott Clark

/s/ Scott Clark               President                       May 30, 2003
-------------------------     Director
Kelly Walker

 /s/ Scott Clark              Principal Financial Officer     May 30, 2003
-------------------------     Principal Accounting Officer
Albert Brown                  Director

 /s/ Scott Clark              COO                             May 30, 2003
-------------------------     Vice President
LaVal Jensen                  Director

 /s/ Scott Clark              Vice President                  May 30, 2003
-------------------------     Director
Steve Zolman